                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                             Corporacion Eolica, SL

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

          1.- Corporacion Eolica, SL is a closed company with limited liability, organised  under the laws of Spain,  having its  registered  office at plaza Manuel Gomez Moreno (Edificio Bronce,  Planta 9ª) of Madrid
          (Spain) and having its offices at the same place, and being registered in the Mercantile Register of Madrid.

          2.- According to the  registration  of the  aforementioned  Mercantile
          Register,  the  Articles of  Association  of the Company have not been amended  since the  incorporation  at civil law  notary on 3  December
          1999.

          3.- According to those  Articles of  Association  of the Company,  the purpose of the Company is the  promotion,  construction,  installation
          and  development  of  any  activity  related  to  energy   production,
          specially  through Wind Farms. The listed  activities can be developed indirectly,  totally  or  partially,  through  participation  in other companies with analogous or identical object.

          4.-  The  company  can   participate  in,  manage  and  finance  these
          enterprises.

          5.- According to the  registration  of the  aforementioned  Mercantile
          Register, the directors of the Company are:

1.   CINERGY  RENOVABLES  IBERICAS,  S.A. through its legal  representative,  D.
     DEREK JOHN SPENCER,  adult of age,  British,  passport number 003980793 and
     Spanish ID number X-2159330-K,  with domicile in Paseo de la Castellana 23,
     2°, Madrid.
2.   Dª.  MARIA DEL CARMEN GARCIA ARGUELLES,  adult of age,  Spanish,  with domicile  in Paseo de la  Castellana,  23,  2°,  Madrid and  Spanish ID
     number 10.874.842-M.
3.   INVERSIONES  PROGRANADA,  S.L.  whose  representative  is D. Isidro  Losada
     Reinoso, adult of age, Spanish, with profesional domicile in Granada.
4.   INVERSUR ENERGIA, S.L. whose representative is D. Rafael Perez-Pire Garcia, adult of age, Spanish,  with professional domicile in Avenida de Madrid, 1,
     1°of Granada.
5.   D. Rafael  Perez-Pire  Angulo,  adult of age,  Spanish,  with  professional domicile in Avenida de Madrid, 1, 1°of Granada.

Signed in Madrid on 10 April 2001
Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N°3.133